Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-172 and Form S-8 No. 333-342) pertaining to the Vanguard Airlines, Inc. 1994 Stock Option Plan and the Employee Stock Option Plan of Vanguard Airlines, Inc. of our report dated February 23, 2001, except for
Note 13, as to which the date is March 15, 2001, with respect to the financial statements and schedule of Vanguard Airlines, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.




                                      Ernst & Young LLP

Kansas City, Missouri
March 30, 2001